                                   GREENBERG
                                ATTORNEYS AT LAW
                                    TRAURIG

                                                                     EXHIBIT 5.1

                                 June 12, 1998

Gencor Industries, Inc.
5201 N. Orange Blossom Trail
Orlando, FL 32810

Gentlemen:

     You have requested our opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") of Gencor Industries, Inc. (the "Company") relating to the Company's Common Stock, $.10 par value (the "Common Stock") to be issued and sold pursuant to a secondary offering as set forth therein:

          (a) 3,540,000 shares of the Company's Common Stock (including 540,000 shares which the Underwriters have the option to purchase to cover over-allotments);

          (b) 600,000 shares of the Company's Common Stock held by certain Selling Shareholders (as defined in the Registration Statement).

     We have made such examination of the corporate records and proceedings of the Company and have taken such further action as we deemed necessary or appropriate to the rendering of our opinion herein.

     Based on the foregoing, we are of the opinion that the 3,540,000 shares of Common Stock when issued as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable. Further, we are of the opinion that the 600,000 shares of Common Stock referenced above were legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" therein.

                                               Sincerely,

                                          /s/  GREENBERG TRAURIG HOFFMAN LIPOFF
                                               ROSEN & QUENTEL, P.A.

             GREENBERG TRAURIG HOFFMAN LIPOFF ROSEN & QUENTEL, P.A.
                   P.O. BOX 4923 ORLANDO, FLORIDA 32802-4923
                         407-420-1000 FAX 407-420-5909
           111 NORTH ORANGE AVENUE 20TH FLOOR ORLANDO, FLORIDA 32801
             MIAMI NEW YORK WASHINGTON, D.C. PHILADELPHIA SAO PAULO
              FORT LAUDERDALE WEST PALM BEACH ORLANDO TALLAHASSEE